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                                                                    EXHIBIT 10.1


CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT; SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC

                             TICKET CENTER AGREEMENT

        THIS TICKET CENTER AGREEMENT ("Agreement") is entered into as of the 1st day of August, 1998, by and between Ticketmaster-Oregon, an Oregon general partnership of Tom Lasley, David Orkney, Duane Mellon, Wayne Jackson and Norm Daniels, and G. I. Joe's, Inc., an Oregon corporation ("Ticket Center"), with reference to the following facts:

        WHEREAS, Ticketmaster is in the business of, among other things, designing, building, operating and servicing computerized systems for the purposes of producing, selling, auditing and controlling sales of admission tickets to public events;

        WHEREAS, Ticketmaster is engaged from time to time by, among others, entertainment artists, concert promoters, theatrical groups, symphonies, operas, ballets, radio stations, colleges and universities and professional athletic clubs to produce and sell tickets to events promoted or sponsored by such individuals or organizations; and

        WHEREAS, Ticket Center desires to, and Ticketmaster desires to permit Ticket Center to, utilize certain aspects of the TM System (as defined in Section 1.(j) below) and other services of Ticketmaster for the purposes of producing, selling, auditing and controlling the sale of admission tickets to such events, said sales being conducted from the Locations (as defined Section
1. (f) below).

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

        1. Definitions: As used in this Agreement, the following terms shall have the respective meanings indicated below unless the context otherwise requires:

               (a) Attraction: A sporting event or other entertainment feature of any nature or description for which Tickets are sold.

               (b) Commission: The amount of compensation to Ticket Center determined in accordance with Section 4(d) of this Agreement. Commissions shall be the only portion of the total revenues the Ticket Center collects from the sale of Tickets which are not considered funds to be held in trust for remittance to Ticketmaster.

               (c) Customer Convenience Charge: The amount charged to a Ticket purchaser by Ticketmaster for the use of the TM System.

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               (d) Equipment: Those items of tangible personal property to be provided by Ticketmaster to Ticket Center pursuant to this Agreement.

               (e) Floor Space: The floor space supplied in each Location to Ticketmaster by Ticket Center for the installation of the Equipment.

               (f) Location: The business locations owned or controlled by Ticket Center. Locations may be added from time to time by mutual agreement. Locations shall be deleted if no longer owned or controlled by Ticket Center.

               (g) Location Employees: The employees of Ticket Center at a particular Location.

               (h) Payment Schedule: The schedule as set forth in Exhibit B [sic] attached hereto and incorporated herein, which governs the remittance of the proceeds of sales of Tickets by Ticket Center to 5.

               (i) TM System: The equipment and procedures established and maintained by Ticketmaster for the purpose of selling, auditing and controlling sales of Tickets for Attractions.

               (j) Ticket: A printed evidence of the right to occupy space at or participate in an Attraction.

               (k) User: Any natural person, partnership, corporation, joint venture or other entity which operates an Attraction for which Tickets are sold through the TM System.

        2.  Equipment and Software.

               (a) Ticketmaster shall supply, deliver, initially install, maintain and service the Equipment at each Location. The Equipment at each Location shall include such items as are required for the performance of Ticket Center's obligations hereunder, and such items may be supplemented or replaced by Ticketmaster in accordance with the provisions of this Agreement and the standard service procedures of Ticketmaster. With the exception of those costs paid by Ticket Center in accordance with the provisions of Section 3(a) hereof, Ticketmaster shall pay the cost of supplying, delivering and installing the Equipment at each of the Locations.

               (b) Ticketmaster shall provide supporting equipment at a central computer center at such location or locations as it shall deem necessary for the operation of the TM System which shall be connected by telephone lines to the Equipment at each of the Locations. The computer center equipment will be

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        available and operate during the Normal Business Hours of each Location.
        Ticket Center shall pay the cost of all telephone line connections between the central computer center and each of the Locations and all telephone monthly costs with respect to the operation of the Equipment during the term hereof.

               (c) Ticketmaster shall maintain the Equipment in good serviceable and operable condition. Maintenance and service costs shall be paid by Ticketmaster except under the terms and conditions specified herein. Ticketmaster shall make prompt and reasonable effort to repair or correct any problems which render the Equipment inoperable. In the event of the malfunction or inoperability of the Equipment, Ticket Center's exclusive remedy shall be that Ticketmaster make the necessary repairs, corrections or replacements. Ticketmaster shall have full and free access to the Equipment during Normal Business Hours at each of the Locations for the purpose of making service or maintenance calls. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, SHALL APPLY TO THE EQUIPMENT OR ANY SOFTWARE. UNDER NO CIRCUMSTANCES SHALL TICKETMASTER BE LIABLE FOR ECONOMIC, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EQUIPMENT FAILURE OR ANY CLAIM TICKETMASTER HAS BREACHED ITS DUTY TO REPAIR THE EQUIPMENT AS PROVIDED HEREIN.

               (d) Ticket Center shall use its best efforts to protect and keep the Equipment in good working condition. Ticket Center shall promptly notify Ticketmaster of any malfunction or damage to the Equipment or the TM System. In the event of damage to or malfunction of the Equipment caused by abuse, misuse or vandalism on the part of Ticket Center, its agents, servants, employees or representatives, Ticket Center shall be responsible for all costs of repairs or replacement.

               (e) Ticket Center shall not encumber or cause or permit any liens to be placed on any item of Equipment. Ticket Center shall give Ticketmaster immediate notice of any attachment or other judicial process affecting any item of Equipment and shall advise Ticketmaster of the exact location of the Equipment.

               (f) Neither Ticket Center nor its employees, agents, servants, or representatives shall alter, change, modify, copy, duplicate or add to the Equipment without the prior written consent of Ticketmaster. All alterations and improvements of whatsoever kind and nature shall belong to and become the property of Ticketmaster. Ticket Center acknowledges that the TM System and Equipment represent and contain certain proprietary and confidential data relating to the software and hardware configurations and the unique methods by which Ticketmaster utilizes the software and

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        hardware to accomplish the overall results of the TM System, and Ticket
        Center agrees that nothing of a technical or proprietary and confidential nature will be copied, duplicated or disclosed to any person or entity without the prior written consent of Ticketmaster.

               (g) Ticket Center shall use the Equipment only for the purposes specified in this Agreement and shall use and operate the Equipment in compliance with the laws of the jurisdiction governing the Locations. Ticket Center shall not move the Equipment from or between the Locations without the prior written consent of Ticketmaster.

               (h) Ticket Center acknowledges and agrees that it has not, and by the execution hereof, it does not have or will not obtain any title to the Equipment or any property right or interest, legal or equitable, therein, except its interest as Ticket Center under this Agreement. The Equipment and the TM System shall at all times be and remain the sole and exclusive property of Ticketmaster. Ticketmaster shall place labels or other identifying signs on each item of Equipment or other property of Ticketmaster in Ticket Center's possession. Ticket Center shall not remove, cover, alter or obliterate such labels or signs.

               (i) Upon termination of this Agreement or upon termination of a particular Location, Ticketmaster shall have the right to immediately remove Ticket Center or said Location, as applicable, from the TM System. Upon such a termination, Ticket Center shall immediately return the Equipment to Ticketmaster or make the Equipment available to be easily retrieved by Ticketmaster. The Equipment shall be in as good condition as when received by Ticket Center, ordinary wear and tear alone excepted. If the Equipment is not returned or made available in such manner, Ticket Center hereby agrees that Ticketmaster may enter any premises wherein the Equipment is located, remove the same without being in violation of any trespassing or similar laws, and charge the cost thereof to Ticket Center.

        3. Installation and Operation of Equipment and Software.

               (a) Ticket Center shall supply Floor Space to Ticketmaster in each Location for the proper installation and operation of the Equipment and the TM System. Ticketmaster shall have the right to approve such Floor Space, which approval shall not be unreasonably withheld. Floor Space shall be wired for electricity and telephone services in accordance with the specifications of Ticketmaster, and Ticket Center shall pay the cost of providing and maintaining such services during the term hereof Ticket Center shall equip each Location with suitable

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        counter space, partitioning and/or other fixtures necessary to present an attractive and easily accessible Ticket sales office, and Ticket Center shall pay the cost of equipping and maintaining such Ticket sales office. Ticket Center shall have the right to relocate Floor Space upon giving written notification to Ticketmaster prior to such relocation.

               (b) Ticketmaster shall use its best efforts to have each Location operational as quickly as possible. The date on which the first Location becomes operational is referred to hereinafter as the "Installation Date."

               (c) During the Normal Business Hours at each Location, Ticket Center shall staff the Ticket sales office at each Location with employees for the proper operation of the Equipment and the TM System. Ticketmaster shall, at its cost, train each Location Employee as to the operation and care of the Equipment and shall assist in training new Location Employees if and when needed. Further, Ticketmaster agrees to provide additional training to Location Employees should additional training become necessary due to changes in or a modification of the Equipment or Ticketmaster's method of operation.

               (d) Ticket Center shall use its best efforts to sell Tickets and shall make Tickets accessible to the public during the Normal Business Hours at each Location of Ticket Center. All sales of Tickets shall be made by Ticket Center to the general public only, and Ticket Center shall not utilize the TM System to obtain Tickets for the benefit of Ticket Center's officers, agents, employees or shareholders.

               (e) Ticket Center may only sell Tickets to customers physically present at a Location. Ticket Center may not accept orders for Tickets or effect sales of Tickets by telephone.

               (f) Ticketmaster shall give Ticket Center reasonable notice of the date on which Tickets for each Attraction will be available for sale through the TM Systems.

               (g) Scalping or brokering of Tickets by Ticket Center or any employee or agent of Ticket Center, or the providing of Tickets to third party scalpers or brokers through preferential sale or otherwise, or the providing of inside information concerning Attractions, will be considered to be a material breach of this Agreement and, in the event of such activity, Ticketmaster may terminate this Agreement immediately.

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               (h) Ticket Center shall comply with all policies and procedures reasonably promulgated by Ticketmaster in relation to sales of Tickets at ticket centers, and in the event of any breach of any such policy or procedure, Ticket Center shall be in default under this Agreement.

        4.  Accounting Procedure for Tickets.

               (a) Ticket Center agrees, as Ticketmaster's agent, to produce and sell Tickets to all Attractions, collect the proceeds from such sales and remit all proceeds, less commissions to Ticketmaster in accordance with the provisions of this Agreement and the Payment Schedule set forth in Exhibit A hereto.

               (b) Ticketmaster shall furnish Ticket Center with blank tickets for sale to customers ("Ticket Stock"). Ticket Center shall be responsible for the security of the Ticket Stock and risk of loss of the Ticket Stock shall shift to Ticket Center upon the delivery to Ticket Center or Ticket Center's authorized representative, agent or employee. For all ticket sales made through the TM System, Ticket Center shall use exclusively the Ticket Stock. Ticket Center shall make an accounting to Ticketmaster for all unused Ticket Stock upon Ticketmaster's request, and Ticketmaster shall have the right to inspect Ticket Center's inventory of Ticket Stock during then normal business hours of each Location as Ticketmaster deems necessary; provided, however, the inspection shall not be conducted in a manner or during a time that unreasonably interrupts Ticket Center's sales of Tickets. Ticket Center shall return to Ticketmaster all Tickets which are returned to or voided on the TM System or are canceled, defaced, mutilated or otherwise rendered unsalable. Ticket Center shall be responsible for any and all damages arising out of or resulting from missing or unaccounted for Tickets, including, but not limited to, costs of Ticket Stock, printing, and the face value of any such Tickets, if the face value is known, or $20.00 per Ticket, if the face value is not known.

               (c) Ticket Center shall, as Ticketmaster's agent, charge each Ticket purchaser the face value of the Ticket as prescribed by Ticketmaster plus a Customer Convenience Charge as specified by Ticketmaster. Ticketmaster may change the amount of the Customer Convenience Charge from time to time by giving Ticket Center notice thereof in writing or via the TM System, whereupon Ticket Center shall charge each Ticket purchaser such Customer Convenience Charge, as adjusted, immediately upon such effective date. Ticket Center may not change the amount of the Customer Convenience Charge otherwise than at the direction of Ticketmaster and may not assess any other charge against a Ticket purchaser.

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               (d) Ticket Center agrees its sole compensation for producing, selling and accounting for Tickets pursuant hereto shall be Commissions of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC] percent of the Customer Convenience Charge collected on each Ticket sold by Ticket Center, but in no event more than $[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC] per Ticket. Ticket Center's Commission may be deducted by it concurrently with the remittance by Ticket Center of Ticket proceeds to Ticketmaster in accordance with the terms of the Payment Schedule.

               (e) Ticket Center shall accept only cash (not checks or credit cards) in payment of Tickets for all Attractions. Notwithstanding the foregoing, Ticketmaster may permit payment to be made by major credit card with respect to any Attraction, on notice to the Ticket Center via the TM System. Ticket Center shall bear any loss occasioned by acceptance of checks or credit cards in violation of this provision.

               (f) All receipts and proceeds from the sale of Tickets except for Commissions shall remain the property of Ticketmaster, shall be segregated from Ticket Center's other assets and shall be held in trust by Ticket Center on behalf of Ticketmaster. Except for commissions, Ticket Center shall have no right, title or interest in or to the Ticket proceeds or receipts. Ticket Center shall deposit all proceeds less commissions once a week in an account to be designated by Ticketmaster. Ticket Center shall not use any amounts due Ticketmaster as its own property, or to make loans to itself, or as collateral for loans from third parties to itself or otherwise, and such funds shall not be subject to assignment or alienation by Ticket Center or to the claims of creditors of Ticket Center.

               (g) Ticket Center acknowledges and agrees its obligations to remit and pay to Ticketmaster all receipts or monies due from sold or unaccounted for Tickets, less the Commission, and the rights of Ticketmaster in and to such remittance and payment, shall be absolute and unconditional and shall not be subject to any abatement, reduction, set off, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, or present or future claims which Ticket Center may have against Ticketmaster, or against any person for any reason whatsoever.

               (h) In the event of the cancellation of an Attraction, Ticket Center shall refund Tickets through its Locations in a manner and in an amount to be determined by Ticketmaster at the time of refund. Ticket Center shall not be required to make refunds unless directed in writing by Ticketmaster to do so.

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        5. Term. The term of this Agreement shall commence August 26, 1998, and shall end on the tenth anniversary thereof. This Agreement shall be renewed for additional five (5) year terms without any action necessary to be taken by the parties hereto, unless either party notifies the other party, in writing, no less than 60 days nor more than 120 days prior to the expiration hereof, of such party's desire not to renew this Agreement.

        6.  Exclusivity and Restrictive Covenants.

               (a) During the term of this Agreement, Ticket Center shall sell only Tickets made available to it on the TM System, and no other tickets of any kind.

               (b) During the term of this Agreement, Ticket Center, any affiliate of Ticket Center, or any corporation, firm, partnership, company or entity which Ticket Center controls or is controlled by or is under common control with Ticket Center shall not compete in any manner whatsoever, directly or indirectly, with Ticketmaster or with any subsidiary or affiliate of Ticketmaster with respect to the TM System or any business or activity of Ticketmaster or of any subsidiary or affiliate of Ticketmaster, which is of a type which Ticketmaster was engaged in at the time of the execution hereof or of a type which it may engage in during the term hereof, in those counties in which a TM System is currently in operation or which may be in operation during the term hereof.

               (c) In the event Ticketmaster or Ticket Center shall cease to do business, this Agreement may be terminated by Ticketmaster upon full and complete settlement of all obligations between the parties hereto.

               (d) Termination of this Agreement by either party shall not terminate the continuing confidentiality obligations imposed upon Ticket Center by the terms of this Agreement.

               (e) If any provision hereof is adjudicated invalid or illegal or otherwise unenforceable, but such provision may be made enforceable by a limitation or reduction of its scope, Ticket Center agrees to abide by such limitation or reduction as may be necessary to make such provision enforceable to the fullest extent permitted by applicable law.

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        7.  Default by Ticket Center.

               (a) If Ticket Center shall fail in the performance of any term, covenant or condition described herein, other than those terms, covenants and conditions described in Section 7(b), and such failure to perform shall continue for a period of ten (10) days after Ticket Center has received written notice thereof from Ticketmaster of such failure, then any such failure shall constitute an ordinary default. Further, from and after the date on which Ticketmaster shall have notified Ticket Center of its default, the obligations of Ticketmaster hereunder shall be suspended until such time as Ticket Center cures such default.

               (b) If Ticket Center assigns, mortgages or encumbers, in any manner whatsoever, its interest under this Agreement, or if Ticket Center or any Location makes a bulk transfer of inventory and equipment, or if Ticket Center shall dissolve or commence winding up its activities to effect dissolution, liquidation or termination, or shall make an assignment for the benefit of creditors, or shall admit, in writing, its inability to pay its debts as they become due or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek, consent to, or acquiesce in, the appointment of any trustee, receiver or liquidator of Ticket Center or of all or any substantial part of the properties of Ticket Center, then and in any of such events, Ticket Center shall be in immediate default hereunder, and Ticketmaster shall not be required to give written notice to Ticket Center of such default.

               (c) In the event of any ordinary or immediate default by Ticket Center, Ticketmaster may, at its option, seek any one or more of the following remedies:

                      (i) Disconnect all terminals, Equipment and services from the central computer center to any or all Locations.

                      (ii) Take immediate peaceful possession of the Equipment wherever same may be located without demand, notice, or court order.

                      (iii) Sue for and recover any and all damages and losses resulting from Ticket Center's failure to perform the requirements of this Agreement.

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                      (iv) Obtain injunctive relief for any breach or threatened breach of the covenants contained in Section 2(f) or Section 6 hereof

                      (v) Terminate this Agreement.

                      (vi) Pursue any other remedy at law, in equity or otherwise.

               No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy above or otherwise available to Ticketmaster at law, in equity or otherwise.

        8.  Default by Ticketmaster.

               (a) If Ticketmaster shall fail in the performance of any term, covenant or condition described herein and such failure to perform shall continue for a period of ten (10) days after Ticketmaster has received prior written notice thereof from Ticket Center of such failure, then such failure shall constitute a default.

               (b) In the event of any default by Ticketmaster, Ticket Center may, at its option, seek any one or more of the following as its sole remedies:

                      (i)  Terminate this Agreement.

                      (ii) Notify Ticketmaster to pick up the Equipment from the Locations and cease all services hereunder.

        9.  Insurance.

               (a) Ticket Center shall, at its own expense, provide and maintain, at all times during the term hereof, insurance to protect the Equipment against loss caused by fire, extended coverage, vandalism, malicious mischief and theft, with a policy limit of at least $5,000 per Equipment set-up per Location, or if greater, the full replacement value of the Equipment as determined by Ticketmaster. Should Ticket Center become unable to provide or maintain such insurance coverage, Ticket Center shall promptly notify Ticketmaster in writing prior to the expiration of any such coverage, and, thereafter, Ticketmaster shall have the right, but is not obligated, to provide insurance coverage for the occurrences specified above and charge Ticket Center the costs of such insurance coverage.

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               (b) Ticket Center shall provide, at its sole expense, any and all other forms of insurance, including, but not limited to, public liability and property damage insurance, required for its protection and the protection of Ticketmaster. Ticket Center shall indemnify and hold Ticketmaster harmless from and against any and all risks, claims, liabilities, expenses (including reasonable attorneys' fees) or causes of action arising from Ticket Center's use, possession or operation of the Equipment, except to the extent of damages caused by the negligence of Ticketmaster in the repair or maintenance of the Equipment.

               (c) All insurance provided and maintained by Ticket Center shall be in such amounts, under such forms of policies, upon such terms, for such periods and written by such companies or underwriters as Ticketmaster may approve, in all cases naming Ticketmaster as an additional named insured under the policy. All policies of insurance shall provide for at least ten days prior written notice of cancellation to Ticketmaster. Ticket Center shall furnish Ticketmaster with certificates of such insurance or other evidence satisfactory to Ticketmaster as to its compliance with the provisions of this Section. Ticketmaster may act as attorney for Ticket Center in making, adjusting and settling claims under and canceling such insurance and endorsing Ticket Center's name on any drafts drawn by insurers. Notwithstanding the foregoing, Ticketmaster may not settle any claim which would result in the imposition of additional liability on Ticket Center without the consent of Ticket Center.

               (d) Ticket Center shall, in the event of loss, damage, theft or destruction of Equipment covered by insurance pursuant to the terms of this Section 9, promptly remit to Ticketmaster all proceeds received on account thereof. In the event that such loss, damage, theft or destruction of Equipment is not covered by insurance pursuant to the terms of this Section 9, or to the extent of any deficiency in such insurance coverage, Ticket Center shall bear the risk of loss, damage, theft or destruction of such Equipment.

        10.  Advertising.

               (a) Ticket Center agrees to permit Ticketmaster to use Ticket Center's business name, logo and symbol and/or the business names of the Locations in any advertising or promotion which Ticketmaster may do to promote Ticket sales at such Locations.

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               (b) Ticketmaster shall have the right to advertise or to sell advertising to be placed on the back side of the Tickets and/or Ticket envelopes. Advertising printed on Tickets or Ticket envelopes shall be solely at the discretion of Ticketmaster; provided, however, the advertiser(s) and advertising shall not, directly, be in competition with Ticket Center. Ticketmaster shall receive the income derived from such advertising, and Ticket Center shall have no claim or interest in such income.

               (c) Ticket Center may, during the term hereof, provide and place advertisements in any form of media Ticket Center shall desire, advertising the availability of Tickets utilizing the TM System at each of the Locations. In all such advertisements, Ticket Center shall ensure that the name "Ticketmaster", the logo of Ticketmaster then in use and the central telephone number of Ticketmaster are displayed in the advertisement, as well as the address of all Locations where the Tickets may be purchased.

        11. Indemnity. Ticket Center shall indemnify Ticketmaster against, and hold Ticketmaster harmless from, any and all claims, actions, damages, expenses (including reasonable attorneys' fees), obligations, liabilities and liens imposed on or incurred by or asserted against Ticketmaster or its successors or assigns, or any joint venturer in Ticketmaster occurring as a result of Ticket Center's management, operation, or use of the Equipment or the TM System. Ticketmaster shall indemnify Ticket Center against, and hold Ticket Center harmless from, any and all claims, actions, damages, expenses (including reasonable attorneys' fees), obligations, liabilities and liens imposed on or incurred by, or asserted against Ticket Center or its successors or assigns arising out of any claim for patent, trademark or copyright infringement on the Equipment or the TM System or arising out of negligent maintenance or repair of the Equipment by Ticketmaster.

        12. No Joint Venture. The relationship of Ticketmaster and Ticket Center hereunder shall in no way be construed to create a joint venture or partnership, or to constitute Ticketmaster or Ticket Center as an agent or employee of the other for any purpose other than as set forth herein.

        13. Assignment and Sublease. Without the prior written consent of Ticketmaster, Ticket Center shall not (a) assign, transfer, pledge or hypothecate, the Equipment or any part thereof, or any interest therein or (b) permit the Equipment or any part thereof to be used by anyone other than Ticket Center or the Location Employees. Provided, however, upon giving prior written notice to Ticketmaster, Ticket Center may assign its rights hereunder to any other party with the prior written consent of Ticketmaster, which consent shall not be unreasonably

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withheld, provided such assignment shall not relieve Ticket Center of any of its obligations hereunder. Any assignment, transfer, pledge or hypothecation for which consent is required hereby and which is made without such consent shall be void.

        14.  Miscellaneous.

               (a) Notices. Any notices permitted or required under this Agreement shall be given by personal delivery, deposited in the United States mail, postage fully prepaid, return receipt requested, addressed to the parties at the addresses set forth below or any other address as any party may, from time to time, designate by notice given in compliance with this section, facsimile transmission or any other means which results in actual notice.

               (b) Effect of Waiver. No delay or omission to exercise any right or remedy accruing to Ticketmaster upon any breach or default of Ticket Center shall impair any such right or remedy or be construed to be a waiver of any such breach or default; nor shall any waiver of any single breach or default be deemed a wavier of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval on the part of Ticketmaster of any breach or default under this Agreement, or of any provision or condition hereof, shall be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or in equity or otherwise afforded Ticketmaster, shall be cumulative and not exclusive.

               (c) Attorneys' Fees. In the event of any action at law or in equity in relation to this Agreement, the prevailing party shall be entitled to a reasonable sum for its attorneys' fees.

               (d) Severability. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               (e) Binding Effect. The terms, conditions, provisions and undertakings of this Agreement shall bind and benefit each of the parties and their respective successors and permitted assigns.

PAGE 13 - TICKET CENTER AGREEMENT

               (f) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

               (g) Additional Documents. Each of the parties hereto agrees to execute and deliver such additional and further documents and instruments as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

               (h) Amendments. This Ticket Center Agreement shall not be amended without the mutual consent of the parties hereto, which consent shall be evidenced by a written amendment to this Agreement executed by the parties.

               (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be an original and all of which together shall constitute one and the same agreement.

               (j) Suspension. The obligations of the parties hereunder shall be suspended or, if applicable, of no further force or effect, to the extent that they are hindered or prevented from complying therewith because of labor disturbances, including strikes and lockouts, acts of God, fires, storms, accidents, failure of the manufacturer to deliver any unit of Equipment, shortage of parts for the repair and maintenance of the Equipment, governmental regulations or interference or any cause whatsoever not within the sole control of the party who is unable to perform.

               (k) No Representations Regarding Attractions. Ticketmaster does not, by the execution of this Agreement and the delivery of the Equipment and Tickets, make any representations or warranties of any kind whatsoever with respect to the number and/or the nature of Attractions for which Tickets are or will be sold through the TM System.

               (l) Representations Regarding Authority. Ticket Center represents and warrants to Ticketmaster Ticket Center has all requisite authority and has taken all requisite action to execute and perform this Agreement and the execution and performance of this Agreement by Ticket Center will not (with or without the giving of notice or the passage of time) conflict with, violate or breach any law, statute, rule or regulation, Ticket Center's governing instruments or any agreement or contract to which Ticket Center is a party or by which it or its assets are bound.

PAGE 14 - TICKET CENTER AGREEMENT

               (m) Effective Date. This Agreement is effective as of August 1, 1998.


TICKETMASTER-OREGON, INC., G. I. JOE'S, INC. an Oregon General Partnership an Oregon Corporation


By:  /s/ Tom Lasley                 By:     /s/  Norm Daniels
   --------------------------            --------------------------------
      TOM LASLEY                             NORM DANIELS
Its:  Managing Partner              Its:  President

Address:                            Address:

1700 S.W. Fourth Avenue             9805 Boeckman Road
Suite 100                           Wilsonville, OR  97070
Portland, OR  97201

                                    Facsimile (503) 682-7200
Facsimile (503) 274-8937
                                    with a copy to:

                                    Terry DeSylvia, Esq.
                                    Brownstein, Rask, Arenz,
                                     Sweeney, Kerr & Grim, LLP
                                    1200 S.W. Main Building
                                    Portland, OR  97205

                                    Facsimile (503) 221-1074

PAGE 15 - TICKET CENTER AGREEMENT

                                    EXHIBIT A

                                PAYMENT SCHEDULE

        Ticket Center shall make a daily accounting for Ticket sales and unaccounted for Tickets based on computer, cash and related sales reports for each Location. During the term of this Agreement, Ticket Center shall remit to and pay Ticketmaster in cash the aggregate amount for all Ticket sales, plus the Customer Convenience Charge for all such Ticket sales pursuant to Section 4(c), plus the aggregate amount due for unaccounted for Tickets calculated pursuant to
Section 4(b), less the amount which Ticket Center is entitled to deduct pursuant to Section 4(d), no later than Friday of each week for sales generated during the week ending on the previous Saturday.